C0000000230 | M Number Numéro Shares Actions * * * * 0 * * * * * * * * * INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT * * * * * 0 * * * * * * * * 00000000 CONSTITUÉE EN VERTU DE LA LOI CANADIENNE SUR LES SOCIÉTÉS PAR ACTIONS * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * THIS CERTIFIES THAT **SPECIMEN37591610300000000GILDAN*ACTIVEWEAR*INC.zero****SPECIMEN37591610300000000GILDAN*ACTIVEWEAR*INC.zero****SPECIMEN37591610300 000000GILDAN*ACTIVEWEAR*INC.zero****SPECIMEN37591610300000000GILDAN*ACTIVEWEAR*INC.zero****SPECIMEN37591610300000000GILDAN*ACTIVEWE * * * * * * * * 0 * * * * * LES PRÉSENTES ATTESTENT QUE AR*INC.zero****SPECIMEN37591610300000000GILDAN*ACTIVEWEAR*INC.zero****SPECIMEN37591610300000000GILDAN*ACTIVEWEAR*INC.zero****SPECIM EN37591610300000000GILDAN*ACTIVEWEAR*INC.zero****SPECIMEN37591610300000000GILDAN*ACTIVEWEAR*INC.zero****SPECIMEN37591610300000000GI LDAN*ACTIVEWEAR*INC.zero****SPECIMEN37591610300000000GILDAN*ACTIVEWEAR*INC.zero****SPECIMEN37591610300000000GILDAN*ACTIVEWEAR*INC.z ero****SPECIMEN37591610300000000GILDAN*ACTIVEWEAR*INC.zero****SPECIMEN37591610300000000GILDAN*ACTIVEWEAR*INC.zero****SPECIMEN375916SPECIMEN 10300000000GILDAN*ACTIVEWEAR*INC.zero****SPECIMEN37591610300000000GILDAN*ACTIVEWEAR*INC.zero****SPECIMEN37591610300000000GILDAN*ACT IVEWEAR*INC.zero****SPECIMEN37591610300000000GILDAN*ACTIVEWEAR*INC.zero****SPECIMEN37591610300000000GILDAN*ACTIVEWEAR*INC.zero****S PECIMEN37591610300000000GILDAN*ACTIVEWEAR*INC.zero****SPECIMEN37591610300000000GILDAN*ACTIVEWEAR*INC.zero****SPECIMEN37591610300000 CUSIP 375916103 IS THE REGISTERED HOLDER OF **037591610300000000GILDAN*ACTIVEWEAR*INC.zero****037591610300000000GILDAN*ACTIVEWEAR*INC.zero****037591610300000000GILDAN*ACTIVEWE AR*INC.zero****037591610300000000GILDAN*ACTIVEWEAR*INC.zero****037591610300000000GILDAN*ACTIVEWEAR*INC.zero****037591610300000000GI EST LE PORTEUR INSCRIT DE LDAN*ACTIVEWEAR*INC.zero****037591610300000000GILDAN*ACTIVEWEAR*INC.zero****037591610300000000GILDAN*ACTIVEWEAR*INC.zero****0375916 ISIN CA3759161035 10300000000GILDAN*ACTIVEWEAR*INC.zero****037591610300000000GILDAN*ACTIVEWEAR*INC.zero****037591610300000000GILDAN*ACTIVEWEAR*INC.ze ro****037591610300000000GILDAN*ACTIVEWEAR*INC.zero****037591610300000000GILDAN*ACTIVEWEAR*INC.zero****037591610300000000GILDAN*ACTI VEWEAR*INC.zero****037591610300000000GILDAN*ACTIVEWEAR*INC.zero****037591610300000000GILDAN*ACTIVEWEAR*INC.zero****0375916103000000* * * 0 * * * 00GILDAN*ACTIVEWEAR*INC.zero****037591610300000000GILDAN*ACTIVEWEAR*INC.zero****037591610300000000GILDAN*ACTIVEWEAR*INC.zero****037 591610300000000GILDAN*ACTIVEWEAR*INC.zero****037591610300000000GILDAN*ACTIVEWEAR*INC.zero****037591610300000000GILDAN*ACTIVEWEAR*IN SEE REVERSE FOR CERTAIN DEFINITIONS C.zero****037591610300000000GILDAN*ACTIVEWEAR*INC.zero****037591610300000000GILDAN*ACTIVEWEAR*INC.zero****037591610300000000GILDAN* VOIR AU VERSO POUR CERTAINES DÉFINITIONS ACTIVEWEAR*INC.zero****037591610300000000GILDAN*ACTIVEWEAR*INC.zero****037591610300000000GILDAN*ACTIVEWEAR*INC.zero****037591610300 FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR ACTIONS ORDINAIRES SANS VALEUR NOMINALE ENTIÈREMENT VALUE IN THE SHARE CAPITAL OF LIBÉRÉES DU CAPITAL-ACTIONS DE GILDAN ACTIVEWEAR INC. LES VÊTEMENTS DE SPORT GILDAN INC. transferable on the books of the Corporation only upon surrender of this certificate properly transférables dans les registres de la Société seulement sur remise de ce certificat endossé en endorsed. bonne et due forme. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Ce certificat n'est valide que s'il a été contresigné par l'agent de transfert et agent comptable des Corporation. registres de la Société. CSAE_LIVE_GILQ_CLA.mtl.pulls/000001/000001/i IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by EN FOI DE QUOI la Société a fait signer le présent certificat en son nom au moyen des fac- the facsimile signatures of its duly authorized officers. similés de signature de ses dirigeants dûment autorisés. Dated: Jan 17, 2019 Le : 17 janv. 2019 COUNTERSIGNED AND REGISTERED COUNTERSIGNED AND REGISTERED Chairman of the Board CONTRESIGNÉ ET IMMATRICULÉ CONTRESIGNÉ ET IMMATRICULÉ Le Président du Conseil COMPUTERSHARE TRUST COMPANY, N.A. OR COMPUTERSHARE INVESTOR SERVICES INC. (CANTON, MA, JERSEY CITY, NJ AND LOUISVILLE, KY) SERVICES AUX INVESTISSEURS COMPUTERSHARE INC. TRANSFER AGENT AND REGISTRAR (MONTREAL) (TORONTO) AGENT DE TRANSFERT ET AGENT TRANSFER AGENT AND REGISTRAR COMPTABLE DES REGISTRES AGENT DE TRANSFERT ET AGENT COMPTABLE DES REGISTRES President and Chief Executive Officer By / Par ______________________________ By / Par ______________________________ Le Président et Chef de la Direction Authorized Officer - Représentant Autorisé Authorized Officer - Représentant autorisé The shares represented by this certificate are transferable at the offices of Computershare Investor Services Inc. in Montreal,QC, Toronto,ON, or Computershare Trust Company, N.A. in Canton, MA, Jersey City, NJ and Louisville, KY. Les actions représentées par ce certificat peuvent être transférées aux bureaux de Services aux Investisseurs Computershare inc. à Montréal,QC, Toronto,ON, ou Computershare Trust Company, N.A à Canton, MA, Jersey City, NJ et à Louisville, KY.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common
TEN ENT	- as tenants by the entireties
JT TEN	- as joint tenants with rights of survivorship and not as tenants in common
(Name) CUST (Name) UNIF GIFT MIN ACT (State)	- (Name) as Custodian for (Name) under the (State) Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

Les abréviations suivantes doivent être interprétées comme si les expressions correspondantes étaient écrites en toutes lettres :

TEN COM	- à titre de propriétaires en commun
TEN ENT	- à titre de tenants unitaires
JT TEN	- à titre de copropriétaires avec gain de survie et non à titre de propriétaires en commun
(Nom) CUST (Nom) UNIF GIFT MIN ACT (État)	- (Nom) à titre de dépositaire pour (Nom) en vertu de la Uniform Gifts to Minors Act de (État)

Des abréviations autres que celles qui sont données ci-dessus peuvent aussi être utilisées.

For value received the undersigned hereby sells, assigns and transfers unto

Pour valeur reçue, le soussigné vend, cède et transfère par les présentes à

Insert name and address of transferee

Insérer le nom et l'adresse du cessionnaire

shares represented by this certificate and does hereby irrevocably constitute and appoint actions représentées par le présent certificat et nomme irrévocablement the attorney of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises.

le fondé de pouvoir du soussigné chargé d'inscrire le transfert desdites actions aux registres de la compagnie, avec plein pouvoir de substitution à cet égard.

LE :
DATED: ______________________

Signature of Shareholder / Signature de l'actionnaire

Signature of Guarantor / Signature du garant

Signature Guarantee: The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses populaires unless they are members of the Stamp Medallion Program.

Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Plan Agreement, dated as of February 22, 2017 (the "**Rights Agreement**"), between the Corporation and Computershare Investor Services Inc., as rights agent, as the same may be amended or supplemented from time to time in accordance with the terms thereof, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the registered office of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended or redeemed, may expire, may become void (if, in certain cases, they are "Beneficially Owned" by an "Acquiring Person", as such terms are defined in the Rights Agreement, whether currently held by or on behalf of such Person or any subsequent holder) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor.

Garantie de signature : La signature apposée aux fins de cette cession doit correspondre exactement au nom qui est inscrit au recto du certificat, sans aucun changement, et doit être garantie par une banque à charte canadienne de l'Annexe 1 ou un membre d'un programme de garantie de signature Medallion acceptable (STAMP, SEMP, MSP). Le garant doit apposer un timbre portant la mention « Signature garantie » ou « Signature Guaranteed ».

Aux États-Unis, seuls les membres d'un « Medallion Signature Guarantee Program » peuvent garantir une signature.

Les garanties de signature ne peuvent pas être faites par des caisses d'épargne (« Treasury Branches »), des caisses de crédit (« Credit Unions ») ou des Caisses populaires, à moins qu'elles ne soient membres du programme de garantie de signature Medallion STAMP.

Jusqu'à l'heure de séparation (définie dans la convention visant les Droits mentionnée ci-dessous), le présent certificat atteste également que son porteur jouit de certains Droits stipulés dans une convention visant un régime de droits de souscription des actionnaires intervenue en date du 22 février 2017 ("convention visant les Droits") entre la Société et Services aux Investisseurs Computershare Inc., à titre d'agent des Droits, en sa version pouvant être modifiée ou complétée de temps à autre conformément aux modalités des présentes, convention dont les conditions sont intégrées dans les présentes par renvoi et dont une copie se trouve dans les dossiers tenus au siège social de la Société. Dans certaines circonstances stipulées dans la convention visant les Droits, ces Droits peuvent être modifiés ou rachetés ou peuvent expirer ou devenir nuls (si, dans certains cas, ils sont "détenus à titre de véritable propriétaire" par une "personne faisant une acquisition", selon la définition de ces termes dans la convention visant les Droits, qu'ils soient détenus actuellement par cette personne ou un porteur ultérieur ou pour le compte de ceux-ci). Les Droits peuvent aussi être attestés par des certificats distincts et peuvent ne plus être attestés par le présent certificat. La Société postera ou fera poster sans frais une copie de la convention visant les Droits au porteur du présent certificat dès que possible après la réception d'une demande écrite à cet effet."

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.



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